Exhibit  99.1

Minden Bancorp, Inc.
415 Main Street P.O. Box 797
Minden, Louisiana 71058-0797

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318-377-0523 Telephone
318-377-0038 Fax
www.mblminden.com

PRESS RELEASE

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For Release: Immediately	For Further Information: A. David Evans, President/CEO 318-377-0523 E-mail: mbldavid@shreve.net Or Becky T. Harrell, Treasurer/CFO 318-377-0523 E-mail: mblbecky@shreve.net
MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH
DIVIDEND FOR THE THIRD QUARTER ENDING SEPTEMBER 30, 2004

Minden, LA. — October 13, 2004 — Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB)announced today that its Board of Directors at their meeting on October 12, 2004, declared its seventh cash dividend of $.07 per share on the common stock of the Company payable on November 15, 2004, to the stockholders of record at the close of business on October 26, 2004.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At June 30, 2004, the Company had total assets of $108.3 million, total liabilities of $90.2 million, and total stockholders equity of $18.1 million.

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